Exhibit 32

Certification of Principal Executive and Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Coyote Resources, Inc., a Nevada corporation (the “Company”) on Form 10-K for the year ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Earl Abbott, President, Secretary, Treasurer and a director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Coyote Resources, Inc., and will be retained by Coyote Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Guy Martin
Guy Martin President, Secretary, Treasurer and a Director (Principal Executive and Financial Officer) April 16 , 2013